Exhibit 99.1

SORL Auto Parts Reports Financial Results for the Second Quarter of 2019

ZHEJIANG, China, August 14, 2019-- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, today announced its unaudited financial results for the second quarter of 2019 and the first six months ended June 30, 2019.

Second Quarter 2019 Financial Highlights

●	Net sales increased 8.5% to $139.4 million compared with $128.5 million in the second quarter last year;

●	Gross profit increased 5.3% and the gross margin was 26.0% in the second quarter of 2019 compared to a 26.8% gross margin in the same period of 2018;

●	Diluted earnings per share were $0.29 compared with $0.35 in the same quarter last year.

First Six Months of 2019 Financial Highlights

●	Net sales increased 16.7% to $275.6 million compared with $236.2 million in same period of last year;

●	Gross profit increased 12.6% to $72.8 million from $64.6 million in the same period in 2018;

●

Net income attributable to stockholders was$14.6 million or $0.76 per basic and diluted earnings per share, compared with $15.0 million, or $0.78 per basic and diluted share, in the same period of 2018.

Mr. Xiaoping Zhang, SORL’s Chief Executive Officer and Chairman, stated, “Our second quarter results were positive considering the current state of Chinese economy as well as the commercial vehicles sector. We have maintained our market leadership in China with new advanced products.”

Second Quarter 2019 Financial Performance

For the second quarter of 2019, net sales increased by 8.5% to $139.4 million from $128.5 million for the second quarter of 2018. Revenues from the Company’s domestic OEM customers increased by 10.6% to $69.2 million from $62.6 million in the second quarter of 2018. Commercial vehicle sales in China decreased in the second quarter of 2019, but SORL continued to expand its leading market share due to higher product quality and better service. Sales from China’s domestic aftermarket increased 8.8% to $46.6 million in the second quarter of 2019 from $42.8 million in the same quarter of 2018. Higher aftermarket product sales were generated due to the growing number of OEM warranties that expired from prior new vehicle sales in China and the Company’s marketing campaign to enhance market share through its distribution campaign. Revenues from international markets increased 2.0% to $23.6 million from $23.1 million in the second quarter of 2018 primarily due to a larger customer base.

The gross profit for the second quarter of 2019 increased 5.3% to $36.3 million from $34.4 million for the second quarter of 2018. Gross margin for the second quarter of 2019 was 26.0%, compared with a gross margin of 26.8% in the same quarter of 2018. The decrease in gross margin was primarily due to increased sales promotion during the second quarter of 2019. Also, gross profit and gross margin decreased in the passenger vehicle auto parts operations. The focus for the remainder of 2019 is to increase production efficiency, improve product technology, and enhance SORL’s product portfolio, to help to maintain or increase gross profit margins.

Operating expenses increased 21.1% to $32.7 million from $27.0 million in the second quarter of 2018. Operating expenses rose due to higher research and development, selling and distribution, and general and administrative expenses in the second quarter of 2019. As a percentage of revenue, operating expenses were 23.4% in the second quarter of 2019, compared with 21.0% in the second quarter of 2018.

●	Selling and distribution expenses increased 17.9% to $16.5 million, or 11.8% of quarterly revenues, compared with $14.0 million, or 10.9% in the same quarter of 2018. The increase in expenses was mainly due to higher packaging and repair expenses, increased warranty fees and higher labor costs.

●	General and administrative (“G&A”) expenses in the second quarter of 2019 were $9.2 million, or 6.6% of revenue, compared with $7.7 million, or 6.0% in the second quarter of 2018 primarily due to higher labor expenses.

●	Research and development (“R&D”) expenses were $7.0 million in the second quarter of 2019 compared with $5.3 million in the same quarter of 2018. As a percentage of revenue, R&D was 5.0% in the second quarter of 2019 and compared with 4.1% of revenue in the second quarter of 2018. The R&D program mainly focused on the development of new, higher-margin, electronically controlled products, products for new energy vehicles and upgrading legacy brake products to enhance the Company’s market leadership.

Income from operations was $6.1 million in the second quarter of 2019 compared with $9.8 million in the same quarter of 2018.

Interest income was $1.5 million in the second quarter of 2019, compared with $0.8 million in the same quarter in 2018.

Financial expenses were $3.2 million in the second quarter of 2019, compared with $3.5 million in the second quarter of 2018. The decrease was due mainly to lower long-term loans outstanding.

Exchange differences were $0.5 million in the second quarter of 2019, compared with $1.1 million in the same quarter in 2018.

Income before income taxes was $6.6 million for the second quarter of 2019, compared to $8.7 million for the second quarter of 2018. The pretax income margin was 4.7% in the second quarter of 2019, compared with 6.8% in the second quarter of 2018.

The provision for income taxes was $0.3 million in the second quarter of 2019, compared with $1.2 million in the second quarter of 2018.

Net income attributable to stockholders for the second quarter of 2019 was $5.6 million, or $0.29 per basic and diluted share, compared with $6.7 million, or $0.35 on per basic and diluted share, in the second quarter of 2018.

First Six Months 2019 Financial Performance

Net sales for the first six months of 2019 increased 16.7% to $275.6 million from $236.2 million for the first six months of 2018. Net sales from the Company’s China OEM market increased 26.0% to $144.1 million from $114.4 million in the same period in 2018. Revenues from China’s domestic aftermarket increased 11.1% to $89.9 million from $80.9 million in the first six months of 2018. Revenues from international markets increased 1.6% to $41.6 million from $40.9 million in the first six months of 2018.

Gross profit for the first six months of 2019 increased 12.6% to $72.8 million from $64.6 million in the same period in 2018. Gross margin for the six months ended June 30, 2019, was 26.4% compared to 27.4% for the first six months of 2018.

Operating income for the first six months of 2019 decreased 16.6% to $19.9 million from $23.8 million in the same period in 2018. Operating margin was 7.2% versus 10.1% in first six months of 2018.

Net income attributable to stockholders for the first six months of 2019 was $14.6 million, or $0.76 per basic and diluted share, compared with $15.0 million, or $0.78 per basic and diluted share, in the same period in 2018.

Balance Sheet

As of June 30, 2019, the Company had cash and cash equivalents of $10.3 million up from $8.0 million at March 31, 2019 and compared with $73.6 million at December 31, 2018. Cash and cash equivalents plus restricted cash was $24.9 million on June 30, 2019 compared with $92.9 million at December 31, 2018. Inventories decreased to $183.5 million at June 30, 2019 from $204.3 million at December 31, 2018. Bank acceptance notes from customers increased to $73.7 million on June 30, 2019 from $62.1 million on December 31, 2018. Short-term bank loans increased to $224.4 million on June 30, 2019 from $217.9 million at December 31, 2018. Total equity was $221.2 million at June 30, 2019. On June 30, 2019, working capital was $35.7 million.

Business Outlook

For the fiscal year 2019, management has reiterated its expectation for annual net sales to be approximately $515 million and net income to be approximately $22.0 million. These targets are based on the Company’s current views on the operating and market conditions, which are subject to change.

Conference Call

Management will host a conference call on Wednesday, August 14, 2019 at 8:00 P.M. EDT and at 8:00 A.M. Beijing Time on Thursday, August 15, 2019 on to discuss its 2019 second quarter and six months results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +86-400-120-2840. A live web cast of the conference call will also be available at http://www.sorl.cn or at https://www.investornetwork.com/event/presentation/52973.

A replay of the call will be available shortly after the conference call through 8:00 P.M. EDT on September 14, 2018, or 8:00 A.M. Beijing Time on September 15, 2018. The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID “ 52973 ” to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company’s proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company’s management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company’s products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company’s business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Kevin Theiss

Investor Relations

Awaken Advisors

212-521-4050
kevin@awakenlab.com

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SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2019 and December 31, 2018

	June 30, 2019		December 31, 2018
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	US$	10,294,982	US$	73,588,229
Accounts receivable, net, including $333,881 and $261,889 from related parties as of June 30, 2019 and December 31, 2018, respectively		184,101,294		150,047,797
Bank acceptance notes from customers		73,736,320		62,052,225
Inventories, net		183,519,272		204,285,427
Prepayments, current, including $4,421,841 and $3,670,573 to related party at June 30, 2019 and December 31, 2018, respectively		16,228,104		7,776,591
Restricted cash, current		14,572,162		19,307,003
Advances to related parties		76,586,592		79,739,417
Deposits on loan agreements, current		5,091,131		-
Other current assets, net		11,432,369		15,697,448
Total Current Assets		575,562,226		612,494,137

Property, plant and equipment, net		112,336,122		96,053,386
Land use rights, net		20,745,600		21,124,455
Intangible assets, net		39,291		220,232
Deposits on loan agreements, non-current		5,091,131		10,199,324
Prepayments, non-current		35,977,118		31,575,238
Other assets, non-current		1,633,292		563,542
Restricted cash, non-current		17,164,385		18,067,374
Deferred tax assets		4,523,866		4,073,838
Total Non-current Assets		197,510,805		181,877,389
Total Assets	US$	773,073,031	US$	794,371,526

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $18,956,493 and $23,805,200 due to related parties at June 30, 2019 and December 31, 2018, respectively	US$	193,279,964	US$	236,433,718
Deposits received from customers		60,023,972		51,529,795
Short term bank loans		224,366,412		217,940,471
Current portion of long term loans, net of unamortized debt issuance costs		21,976,961		21,141,029
Income tax payable, current		4,481,767		3,421,486
Accrued expenses		22,858,419		24,045,902
Due to related party		7,774,184		5,959,752
Deferred income		1,088,856		1,453,282
Other current liabilities		4,040,963		3,288,344
Total Current Liabilities		539,891,498		565,213,779

Long term loans, less current portion and net of unamortized debt issuance costs		2,895,552		14,429,404
Operating lease liabilities, non-current		714,307		-
Income tax payable, non-current		8,377,468		9,259,307
Total Non-current Liabilities		11,987,327		23,688,711
Total Liabilities		551,878,825		588,902,490

Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of June 30, 2019 and December 31, 2018		-		-
Common stock - $0.002 par value; 50,000,000 authorized, 19,304,921 issued and outstanding as of June 30, 2019 and December 31, 2018		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		21,480,613		20,007,007
Accumulated other comprehensive income		6,187,063		6,655,803
Retained earnings		191,670,424		178,535,378
Total SORL Auto Parts, Inc. Stockholders’ Equity		190,794,055		176,654,143
Noncontrolling Interest In Subsidiaries		30,400,151		28,814,893
Total Equity		221,194,206		205,469,036
Total Liabilities and Equity	US$	773,073,031	US$	794,371,526

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income (Loss)

For the Three and Six Months Ended June 30, 2019 and 2018 (Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2019		2018		2019		2018

Sales	US$	139,373,482	US$	128,504,952	US$	275,593,406	US$	236,231,634
Include: sales to related parties		7,971,932		5,962,527		18,618,678		13,663,581
Cost of sales		103,104,120		94,074,682		202,803,474		171,601,878
Gross profit		36,269,362		34,430,270		72,789,932		64,629,756

Expenses:
Selling and distribution expenses		16,463,830		13,956,009		29,348,397		23,993,870
General and administrative expenses		9,221,426		7,694,411		16,596,319		12,468,189
Research and development expenses		6,981,251		5,331,956		11,932,787		8,922,358
Total operating expenses		32,666,507		26,982,376		57,877,503		45,384,417

Other operating income, net		2,495,568		2,379,227		4,958,170		4,576,551

Income from operations		6,098,423		9,827,121		19,870,599		23,821,890

Interest income		1,479,841		811,580		3,216,616		2,299,844
Government grants		1,707,433		609,592		3,499,845		743,525
Other income		40,349		175,627		95,029		202,693
Interest expenses		(3,173,047)		(3,529,416)		(7,145,545)		(6,883,127)
Exchange differences		537,875		1,091,208		(523,130)		489,922
Other expenses		(90,772)		(254,271)		(568,691)		(1,145,085)

Income before income taxes provision		6,600,102		8,731,441		18,444,723		19,529,662

Provision for income taxes		329,964		1,238,752		2,198,731		2,844,193

Net income	US$	6,270,138	US$	7,492,689	US$	16,245,992	US$	16,685,469

Net income attributable to noncontrolling interest in subsidiaries		632,013		749,269		1,637,340		1,668,547

Net income attributable to common stockholders	US$	5,638,125	US$	6,743,420	US$	14,608,652	US$	15,016,922

Comprehensive income:

Net income	US$	6,270,138	US$	7,492,689	US$	16,245,992	US$	16,685,469
Foreign currency translation adjustments		(4,810,043)		(11,013,074)		(520,822)		(2,968,540)
Comprehensive income (loss)		1,460,095		(3,520,385)		15,725,170		13,716,929
Comprehensive income (loss) attributable to noncontrolling interest in subsidiaries		151,009		(352,038)		1,585,258		1,371,693
Comprehensive income (loss) attributable to common stockholders	US$	1,309,086	US$	(3,168,347)	US$	14,139,912	US$	12,345,236

Weighted average common share - basic		19,304,921		19,304,921		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921		19,304,921		19,304,921

EPS - basic	US$	0.29	US$	0.35	US$	0.76	US$	0.78

EPS - diluted	US$	0.29	US$	0.35	US$	0.76	US$	0.78

 SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018 (Unaudited)

	Six months ended June 30,
	2019		2018
Cash Flows From Operating Activities
Net income	US$	16,245,992	US$	16,685,469
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Allowance for doubtful accounts		1,633,832		1,445,353
Depreciation and amortization		6,927,367		5,832,558
Deferred income tax		(461,097)		642,345
Gain on disposal of property and equipment		(38,330)		(73,809)
Amortization of debt issuance costs		325,413		697,633
Changes in assets and liabilities:
Accounts receivable		(36,315,794)		(52,930,675)
Bank acceptance notes from customers		(11,918,635)		36,822,604
Inventories, net		20,653,641		(24,642,342)
Prepayments		(8,856,410)		(25,749,865)
Other currents assets, net		2,048,887		(5,158,214)
Accounts payable and bank acceptance notes to vendors		(43,192,905)		99,655,568
Deposits received from customers		8,669,926		20,470,159
Income tax payable		189,523		(1,918,494)
Deferred income		(365,935)		(259,132)
Other current liabilities and accrued expenses		(757,093)		(5,426,422)
Net Cash Flows Provided By (Used in) Operating Activities		(45,211,618)		66,092,736

Cash Flows From Investing Activities
Acquisition of property, equipment, plant and land use rights		(27,478,369)		(33,712,960)
Advances to related parties		(15,305,460)		(190,438,634)
Repayment of advances to related parties		20,849,370		222,337,244
Proceeds from disposal of property and equipment		528		-
Net Cash Flows Used In Investing Activities		(21,933,931)		(1,814,350)

Cash Flows From Financing Activities
Proceeds from short term bank loans		213,297,377		296,959,191
Repayment of short term bank loans		(206,444,518)		(256,944,835)
Proceeds from related parties		1,843,951		311,026,410
Repayments to related parties		-		(328,443,191)
Repayment of long term loans		(11,078,979)		(12,800,786)
Net Cash Flows Provided By (Used In) Financing Activities		(2,382,169)		9,796,789

Effects on changes in foreign exchange rate		596,641		(2,289,500)
Net change in cash, cash equivalents and restricted cash		(68,931,077)		71,785,675
Cash, cash equivalents, and restricted cash - beginning of the year		110,962,606		4,598,176
Cash, cash equivalents, and restricted cash - end of the year	US$	42,031,529	US$	76,383,851
Supplemental Cash Flow Disclosures:
Interest paid	US$	5,697,269	US$	5,521,273
Income taxes paid	US$	2,464,974	US$	4,120,342

Non-cash Investing and Financing Transactions
Loans from related party in the form of bank acceptance notes	US$	-	US$	33,721,267
Repayments to related party in the form of bank acceptance notes	US$	-	US$	5,846,083
Repayments from related party in the form of bank acceptance notes	US$	-	US$	19,612,146
Liabilities assumed in connection with acquisition of property, plant and equipment	US$	338,025	US$	-

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	US$	10,294,982	US$	24,525,413
Restricted cash, current		14,572,162		51,858,438
Restricted cash, non-current		17,164,385		-
Total cash, cash equivalents, and restricted cash	US$	42,031,529	US$	76,383,851

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